UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 5, 2013, Celldex Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Leerink Swann LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 12,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) to the Underwriters at a price of $7.50 per share, less underwriting discounts and commissions. Also pursuant to the Underwriting Agreement, the Underwriters have been granted an option to purchase up to an additional 1,800,000 shares of Common Stock from the Company within 30 days after the date of the Underwriting Agreement.   The sale to the Underwriters is expected to close on February 11, 2013, subject to customary closing conditions.

The shares of Common Stock will be issued pursuant to a prospectus supplement dated February 5, 2013, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-185647), which became effective on January 16, 2013, and the base prospectus dated January 4, 2013.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have agreed, severally and not jointly, to purchase all of the shares being sold under the Underwriting Agreement if any of the shares are purchased (other than the shares subject to the Underwriters’ option to purchase additional shares).  Additionally, the Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary indemnification obligations of each of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended.  In addition, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to extension in certain circumstances.  The Company is also restricted in its ability to sell securities during such 90-day period.

The Company estimates that the net proceeds from the offering (exclusive of proceeds from the sale of shares pursuant to any exercise of the Underwriters’ option to purchase additional shares described above), will be approximately $84,345,000, after deducting the estimated underwriting discounts and commissions, and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds to fund clinical trials of its product candidates and for working capital and other general corporate purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company.   Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.  A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release with respect to the Underwriting Agreement is furnished as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibit No.	Description.

1.1	Underwriting Agreement, dated February 5, 2013 by and between Celldex Therapeutics, Inc. and Jefferies & Company, Inc. and Leerink Swann LLC
5.1	Opinion of Lowenstein Sandler LLP
23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)
99.1	Press Release dated February 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: February 5, 2013	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer